As filed with the Securities and Exchange Commission on December 11, 2013

Registration No. 333-191887

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104-2870

Phone Number: (215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph W. Pooler, Jr.

Executive Vice President, Chief Financial Officer and Treasurer

Institutional Financial Markets, Inc.

2929 Arch Street

Philadelphia, Pennsylvania 19104-2870

Phone Number: (215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Darrick M. Mix, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form S-3 (File No. 333-191887) of Institutional Financial Markets, Inc. is being filed solely to amend Item 16 of Part II thereof and to file a revised exhibit 5.1 thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I or Items 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus.

PART II

Information Not Required in Prospectus

Item 16. Exhibits

Exhibit No.	Description

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration No. 333-111018) filed with the Securities and Exchange Commission on February 6, 2004).

4.2	Articles of Amendment changing the Company’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the Securities and Exchange Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate a Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.5	Articles of Amendment changing the Company’s name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.6	Articles of Amendment changing the Company’s name to Institutional Financial Markets, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2011).

4.7	Articles Supplementary Series C Junior Participating Preferred Stock of Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2009).

4.8	Articles Supplementary Series E Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

Exhibit No.	Description

4.9	Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005).

4.10	Section 382 Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

4.11	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2007).

4.12	Amended and Restated Limited Liability Company Agreement of Cohen Brothers, LLC (now known as IFMI, LLC) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.13	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of IFMI, LLC, dated as of June 20, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2011).

4.14	Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of IFMI, LLC, dated as of May 9, 2013 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

4.15	Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

5.1*	Opinion of Duane Morris LLP.

23.1*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm, regarding the financial statements of the Company.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 11, 2013.

INSTITUTIONAL FINANCIAL MARKETS, INC.

By:	/s/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Lester R. Brafman	Chief Executive Officer (Principal Executive Officer)	December 11, 2013

* Daniel G. Cohen	Vice Chairman, President and Chief Executive, European Business	December 11, 2013

* Thomas P. Costello	Director	December 11, 2013

*	Director	December 11, 2013
G. Steven Dawson

* Jack J. DiMaio, Jr.	Chairman	December 11, 2013

* Joseph M. Donovan	Director	December 11, 2013

* Jack Haraburda	Director	December 11, 2013

* Douglas Listman	Chief Accounting Officer and Assistant Treasurer (Principal Accounting Officer)	December 11, 2013

Signature	Title	Date

JOSEPH W. POOLER, JR. Joseph W. Pooler, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 11, 2013

* Christopher Ricciardi	Director	December 11, 2013

* Neil S. Subin	Director	December 11, 2013

*By:	/s/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr.
Attorney-in-Fact

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